Exhibit 21

Subsidiaries

Company Name	Domicile
ALIC Reinsurance Company	South Carolina
Allstate Assignment Company	Nebraska
Allstate Assurance Company	Illinois
Allstate County Mutual Insurance Company	Texas
Allstate Distributors, LLC	Delaware
Allstate Enterprises, LLC	Delaware
Allstate Finance Company, LLC	Delaware
Allstate Financial Advisors, LLC	Delaware
Allstate Financial Corporation	Illinois
Allstate Financial Services, LLC (1)	Delaware
Allstate Financial, LLC	Delaware
Allstate Fire and Casualty Insurance Company	Illinois
Allstate Indemnity Company	Illinois
Allstate Insurance Company	Illinois
Allstate Insurance Company of Canada	Canada
Allstate Insurance Holdings, LLC	Delaware
Allstate International Holdings, Inc.	Delaware
Allstate Investment Management Company	Delaware
Allstate Investment Management Limited	United Kingdom
Allstate Investments, LLC	Delaware
Allstate Life Insurance Company	Illinois
Allstate Life Insurance Company of Canada	Canada
Allstate Life Insurance Company of New York	New York
Allstate Motor Club, Inc.	Delaware
Allstate New Jersey Insurance Company	Illinois
Allstate New Jersey Property and Casualty Insurance Company	Illinois
Allstate Non-Insurance Holdings, Inc.	Delaware
Allstate North American Insurance Company	Illinois
Allstate Northern Ireland Limited	Northern Ireland
Allstate Property and Casualty Insurance Company	Illinois
Allstate Settlement Corporation	Nebraska
Allstate Solutions Private Limited	India
Allstate Texas Lloyd's	Texas
Allstate Texas Lloyd's, Inc.	Texas
Allstate Vehicle and Property Insurance Company	Illinois
American Heritage Life Insurance Company	Florida
American Heritage Life Investment Corporation	Delaware
American Heritage Service Company	Florida
Answer Financial Inc.	Delaware
AP Real Estate, LLC	Delaware
AP Timber, LLC	Delaware
Castle Key Indemnity Company	Illinois
Castle Key Insurance Company	Illinois
Charter National Life Insurance Company	Illinois
Current Creek Investments, LLC	Delaware
E.R.J. Insurance Group, Inc. (2)	Florida
Encompass Floridian Indemnity Company	Illinois
Encompass Floridian Insurance Company	Illinois
Encompass Home and Auto Insurance Company	Illinois
Encompass Indemnity Company	Illinois
Encompass Independent Insurance Company	Illinois
Encompass Insurance Company	Illinois
Encompass Insurance Company of America	Illinois
Encompass Insurance Company of Massachusetts	Massachusetts

Company Name	Domicile
Encompass Insurance Company of New Jersey	Illinois
Encompass Property and Casualty Company	Illinois
Encompass Property and Casualty Insurance Company of New Jersey	Illinois
Esurance Holdings, Inc.	Delaware
Esurance Insurance Company	Wisconsin
Esurance Insurance Company of New Jersey	Wisconsin
Esurance Insurance Services, Inc.	Delaware
Esurance Property and Casualty Insurance Company	California
First Colonial Insurance Company	Florida
Insurance Answer Center, LLC	Delaware
Intramerica Life Insurance Company	New York
Ivantage Insurance Brokers Inc.	Canada
Ivantage Select Agency, Inc.	Illinois
Kennett Capital, Inc.	Delaware
Lincoln Benefit Facility Company, LLC	Delaware
Lincoln Benefit Life Company	Nebraska
Lincoln Benefit Reinsurance Company	Vermont
North Light Specialty Insurance Company	Illinois
Northbrook Indemnity Company	Illinois
Northbrook Services, Inc.	Delaware
Northeast Agencies, Inc.	New York
Pablo Creek Services, Inc.	Illinois
Pafco Insurance Company	Canada
Pembridge Insurance Company	Canada
Right Answer Insurance Agency, LLC	Delaware
Road Bay Investments, LLC	Delaware
Signature Agency, Inc.	Delaware
Signature Motor Club of California, Inc.	California
Signature Motor Club, Inc.	Delaware
Signature Nationwide Auto Club of California, Inc.	California
Signature's Nationwide Auto Club, Inc.	Delaware
Sterling Collision Centers, Inc.	Delaware
Tech-Cor, LLC	Delaware
West Plaza RE Holdings, LLC	Delaware

(1)
Doing business as LSA Securities in Pennsylvania
(2)
Doing business as American Heritage Insurance Services, E.R.J. Enterprises and E.R.J. Financial Services in Florida